Consent of Independent Auditors

We consent to the reference of our firm under the caption "Experts" and to the use of our report dated April 15, 1997, except for note 6, as to which the date is July 1, 1997, with respect to the financial statements of Legacy Homes, Ltd. included in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-29737) and related Prospectus of Monterey Homes Corporation filed with the Securities and Exchange Commission.

                                     /s/ Ernst & Young LLP

Dallas, Texas
September 30, 1997